UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On July 5, 2018, Appliance Recycling Centers of America, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to announce that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). This Amendment No. 1 to the Current Report on Form 8-K/A amends Items 8.01 and 9.01 of the Report to include corrected information regarding the Company’s compliance with the Nasdaq Listing Rules.

Item 8.01.	Other Events.

On April 18, 2018 and May 22, 2018, the Company received letters from the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the Company had not, at that time, filed its Annual Report on Form 10-K for the fiscal year ended December 30, 2018 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 (the “Form 10-Q”) it was not in compliance with the Rule. The Company subsequently filed the Form 10-K and Form 10-Q with the U.S. Securities and Exchange Commission, and in accordance with Nasdaq deadlines, as extended. On July 3, 2018, the Staff notified the Company that it has regained compliance with the Rule and it has closed the matter.

A copy of the press release announcing the Company’s regaining compliance with the Rule is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 5, 2018, as corrected

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: July 5, 2018	/s/ Tony Isaac
Tony Isaac Chief Executive Officer